Back to Form 10-Q

Exhibit 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

WELLCARE HEALTH PLANS, INC.

6.0% Subordinated Note due December 31, 2016

No.: 1	CUSIP: 94946T AA4
ISIN: US94946TAA43

`WellCare Health Plans, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum set forth on Schedule I hereto on December 31, 2016.

Interest Rate: 6.0% per annum.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2011.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	WELLCARE HEALTH PLANS, INC.
By:_______________________________
Name: Thomas Tran Title: Senior Vice President and Chief Financial Officer

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.0% Subordinated Notes due December 31, 2016 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:_______________________________
Authorized Signatory

WELLCARE HEALTH PLANS, INC.

6.0% Subordinated Note due December 31, 2016

1.            Principal and Interest.

The Company promises to pay the principal of this Note on December 31, 2016.
The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 6.0% per annum.

               Interest will be payable semiannually (to the holders of record of the Notes at the Close of Business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing December 15, 2011; provided, however, that interest payable on the first interest payment date shall accrue from and including May 4, 2011.

               Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from May 4, 2011, through the day before each Interest Payment Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

               The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 6.0%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.

2.            Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4.            Indenture.

This is one of the Notes issued under an Indenture dated as of September 15, 2011 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.

5.	Redemption.

At any time prior to Maturity Date, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed (or, if such redemption occurs prior to the date which is one year from the date of original issuance, 102% of principal amount of the Notes redeemed) plus accrued and unpaid interest, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Any redemption shall be made pursuant to the provisions of Section 3.01 through Section 3.08 of the Indenture. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.  Notice of redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. Notes in denominations larger than $100 may be redeemed in part but only in whole multiples of $100, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

6.            Subordination.

The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

7.            Defaults and Remedies.

Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

8.            Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.

9.            Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $100 principal amount and integral multiples of $100. A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

10.          Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.          Unclaimed Money or Notes.

The Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money held by them for the payment of the principal amount of and interest on, this Note that remains unclaimed for two years after a right to such money has matured.

12.          Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

13.          No Recourse Against Others.

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

14.          Authentication.

This Note shall not be valid until an authorized signatory of the Trustee signs manually or by facsimile the Trustee’s Certificate of Authentication on the other side of this Note.

15.          Governing Law.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

16.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

 [FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I

WELLCARE HEALTH PLANS, INC.

6.0% SUBORDINATED NOTES DUE DECEMBER 31, 2016

No.:  1

The initial principal amount of this Global Note is $112,500,000.

Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee